EXHIBIT 99.1

Surmodics Reports First Quarter of Fiscal Year 2025 Financial Results

January 30, 2025 07:00 a.m. ET

EDEN PRAIRIE, Minn. – Surmodics, Inc. (Nasdaq: SRDX), a leading provider of medical device and in vitro diagnostic technologies to the healthcare industry, today reported financial results for its first quarter ended December 31, 2024.

First Quarter Fiscal 2025 Financial Summary

•
Total Revenue of $29.9 million, a decrease of 2% year-over-year
•
Total Revenue excluding SurVeil™ drug-coated balloon (“DCB”) license fee revenue(1) of $28.7 million, a decrease of 3% year-over-year
•
GAAP net loss of $(3.7) million, compared to $(0.8) million in the prior-year period
•
Adjusted EBITDA(2) of $3.6 million, compared to $3.9 million in the prior-year period

First Quarter and Recent Business Highlights

•
On May 29, 2024, Surmodics announced it had entered into a definitive agreement to be acquired by an affiliate of GTCR LLC (“GTCR”) for $43.00 per share in cash, representing an approximate equity value of $627 million (the “Merger”). The Merger was approved by Surmodics’ shareholders at a special meeting on August 13, 2024. On the same date, the company announced that it and an affiliate of GTCR each received a request for additional information and documentary materials (a “Second Request”) from the U.S. Federal Trade Commission (“FTC”) in connection with the Merger. The Merger remains subject to the expiration or termination of a voluntary agreement with the FTC not to consummate the Merger for a period of time following substantial compliance with the Second Request. The company and GTCR remain engaged with the FTC with the goal of consummating the Merger in accordance with definitive agreement for the Merger in the company’s second fiscal quarter ending March 31, 2025 if all the remaining closing conditions are satisfied.
•
On October 1, 2024, Surmodics announced the receipt of U.S. Food and Drug Administration (“FDA”) 510(k) clearance for its Pounce™ XL Thrombectomy System, which will allow for clot removal in larger peripheral arteries (5.5 mm to 10 mm in diameter), expanding the addressable market and clinical utility of the Pounce Thrombectomy Platform.
•
On October 30, 2024, Surmodics announced early results from its PROWL registry study of real-world limb ischemia patients treated with Surmodics’ Pounce Thrombectomy System. Early subset analysis of 60 patients with acute, subacute, or chronic symptoms of limb ischemia demonstrated 96.8% procedural flow restoration, with 81.7% of subjects not receiving additional thromboemboli removal treatment post Pounce System use.

“We were pleased with the efforts of our team during first quarter of fiscal 2025, which enabled Surmodics to deliver strong growth in revenue from both our medical device performance coatings royalties and sales of our Pounce thrombectomy platforms,” said Gary Maharaj, President and CEO of Surmodics, Inc. “This performance helped to offset the year-over-year decrease in SurVeil DCB revenue, which was expected given the initial stocking shipments made in the prior year period, as well as the impact of order timing in our In Vitro Diagnostics business.”

Mr. Maharaj continued, “I would like to recognize the efforts of the entire Surmodics team this past quarter. Their commitment to execution, and dedication to serving the needs of both our customers and their patients, made our financial performance and operational progress possible, as we continued our efforts in tandem during the first quarter to substantially comply with the FTC’s Second Request.”

Surmodics First Quarter Fiscal 2025 Results

First Quarter Fiscal 2025 Financial Results

	Three Months Ended December 31,		Increase (Decrease)
	2024	2023	$	%
Revenue:
Medical Device	$23,281	$23,545	$(264)	(1)%
In Vitro Diagnostics	6,641	7,007	(366)	(5)%
Total revenue	$29,922	$30,552	$(630)	(2)%

Total revenue decreased $0.6 million, or 2%, to $29.9 million, compared to $30.6 million in the first quarter of fiscal 2024. Excluding SurVeil DCB license fee revenue,(1) total revenue decreased $0.9 million, or 3%, to $28.7 million, compared to $29.6 million in the first quarter of fiscal 2024.

Medical Device revenue decreased $0.3 million, or 1%, to $23.3 million, compared to $23.5 million in the first quarter of fiscal 2024. Medical Device revenue included a total of $1.3 million in SurVeil DCB license fee revenue, compared to $1.0 million in the first quarter of fiscal 2024. Excluding SurVeil DCB license fee revenue,(1) Medical Device revenue decreased $0.5 million, or 2%, to $22.0 million, compared to $22.6 million in the first quarter of fiscal 2024, driven by product sales. Medical Device product sales decreased $1.8 million, or 15%, to $10.1 million, compared to $12.0 million in the first quarter of fiscal 2024, driven primarily by a decrease in SurVeil DCB commercial revenue as the year-ago-period benefited from the initial stocking order shipments of the SurVeil DCB to Abbott, the company’s exclusive distribution partner for the product. The year-over-year decrease in SurVeil DCB revenue was partially offset by growth in performance coatings royalty revenue and sales of the company’s Pounce thrombectomy device platforms. Medical Device performance coating royalties and license fee revenue increased $1.2 million, or 14%, to $9.4 million, compared to $8.2 million in the first quarter of fiscal 2024, driven primarily by continued growth in customer utilization of Surmodics’ Serene™ hydrophilic coating . In Vitro Diagnostics (“IVD”) revenue decreased $0.4 million, or 5%, to $6.6 million, compared to $7.0 million in the first quarter of fiscal 2024, driven by unfavorable order timing for distributed antigen and diagnostic test chemical components.

Product gross profit(3) decreased $0.9 million, or 9%, to $9.1 million, compared to $10.0 million in the first quarter of fiscal 2024. Product gross margin(3)was 55.1%, compared to 53.2% in the first quarter of fiscal 2024. The increase in product gross margin was primarily driven by favorable product mix of higher margin products.

Operating costs and expenses, excluding product costs, increased $2.9 million, or 13%, to $25.0 million, compared to $22.1 million in the first quarter of fiscal 2024. The increase was primarily driven by $2.3 million of merger-related charges incurred in the first quarter of fiscal 2025 associated with the pending acquisition of Surmodics by GTCR and our response to the FTC’s Second Request. These costs were reported in selling, general and administrative expense.

GAAP net loss was $(3.7) million, or $(0.26) per diluted share, compared to $(0.8) million, or $(0.06) per diluted share in the first quarter of fiscal 2024. Non-GAAP net loss(4) was $(0.6) million, or $(0.04) per diluted share,(4) compared to Non-GAAP net income(4) of $0.0 million, or $0.00 per diluted share(4)in the first quarter of fiscal 2024.

Adjusted EBITDA(2) was $3.6 million, compared to $3.9 million in the first quarter of fiscal 2024.

Balance Sheet Summary

As of December 31, 2024, Surmodics reported $30.1 million in cash and investments, $5.0 million in outstanding borrowings on its revolving credit facility, and $25.0 million in outstanding borrowings on its term loan facility. Surmodics reported $7.9 million in cash provided by operating activities and $0.3 million in capital expenditures in the first quarter of fiscal 2025. In the first quarter of fiscal 2025, cash and investments decreased by $10.0 million, which consisted of the change in the combined balance of cash and cash equivalents and investments in available-for-sale securities from September 30, 2024 to December 31, 2024. Our first quarter of the fiscal year historically requires a higher use of cash to fund working capital needs, such as annual employee bonus payments and annual prepaid insurance premiums.

Surmodics First Quarter Fiscal 2025 Results

Fiscal Year 2025 Financial Guidance

As previously communicated, Surmodics is not providing financial guidance for fiscal 2025 in light of the pending acquisition by GTCR.

Conference Call

Given the pending acquisition by GTCR, Surmodics will not be hosting a live webcast and conference call to discuss first quarter and fiscal 2025 financial results and accomplishments.

About the Pending Acquisition of Surmodics by GTCR

On May 29, 2024, Surmodics announced it had entered into a definitive agreement to be acquired by GTCR, a leading private equity firm with a long track record of investment expertise across healthcare and healthcare technology. Under the terms of the agreement, an affiliate of GTCR will acquire all outstanding shares of Surmodics (the “Merger”). Surmodics shareholders will receive $43.00 per share in cash, for a total equity valuation of approximately $627 million. The transaction will be financed through a combination of committed equity from funds affiliated with GTCR and committed debt financing. Upon completion of the transaction, Surmodics will be a privately held company and its common stock will no longer be listed on The Nasdaq Stock Exchange.

The Merger was approved by Surmodics’ shareholders at a special meeting on August 13, 2024. On the same date, the company announced that it and an affiliate of GTCR each received a Second Request. The company and GTCR have since substantially complied with the Second Requests. The Merger remains subject to the expiration or termination of a voluntary agreement with the FTC not to consummate the Merger for a period of time following substantial compliance with the Second Request. The company and GTCR remain engaged with the FTC with the goal of consummating the Merger in accordance with the definitive agreement for the Merger in the company’s second fiscal quarter ending March 31, 2025 if all the remaining closing conditions are satisfied.

About Surmodics, Inc.

Surmodics, Inc. is a leading provider of performance coating technologies for intravascular medical devices and chemical and biological components for in vitro diagnostic immunoassay tests and microarrays. Surmodics also develops and commercializes highly differentiated vascular intervention medical devices that are designed to address unmet clinical needs and engineered to the most demanding requirements. This key growth strategy leverages the combination of the company’s expertise in proprietary surface modification and drug-delivery coating technologies, along with its device design, development and manufacturing capabilities. The company’s mission is to improve the detection and treatment of disease. Surmodics is headquartered in Eden Prairie, Minnesota. For more information, visit www.surmodics.com. The content of Surmodics’ website is not part of this press release or part of any filings that the company makes with the SEC.

Safe Harbor for Forward-looking Statements

This press release, and disclosures related to it, contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical or current facts, including statements regarding: the proposed Merger, including the timing of the goal for consummating the same, the expected financing of the Merger, and the expectation that the company will be privately held after the Merger; key growth strategy; expectations about expanding the addressable market and clinical utility of the Pounce Venous Thrombectomy System, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated, including, without limitation: (1) risks related to the consummation of the proposed Merger, including the risks that (a) the Merger may not be consummated within the anticipated time period, or at all, (b) the parties may fail to secure the termination or expiration of any waiting period applicable under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (c) other conditions to the consummation of the Merger under the Merger Agreement may not be satisfied, including the absence of any injunction or other legal restraint or prohibition that would prevent or prohibit the consummation of the Merger, such as the voluntary agreement being in effect with the U.S. Federal Trade Commission (d) all or part of Parent’s financing may not become available, and (e) the significant limitations on remedies contained in the Merger Agreement may limit or entirely prevent the company from specifically

Surmodics First Quarter Fiscal 2025 Results

enforcing Parent’s obligations under the Merger Agreement or recovering damages for any breach by Parent; (2) the effects that any termination of the Merger Agreement may have on the company or its business, including the risks that (a) the company’s stock price may decline significantly if the Merger is not completed, (b) the Merger Agreement may be terminated in circumstances requiring the company to pay the buyer a termination fee of $20,380,000, or (c) the circumstances of the termination, including the possible imposition of a 12-month tail period during which the termination fee could be payable upon certain subsequent transactions, may have a chilling effect on alternatives to the Merger; (3) the effects that the announcement or pendency of the Merger may have on the company and its business, including the risks that as a result (a) the company’s business, operating results or stock price may suffer, (b) the company’s current plans and operations may be disrupted, (c) the company’s ability to retain or recruit key employees may be adversely affected, (d) the company’s business relationships (including, customers, franchisees and suppliers) may be adversely affected, or (e) the company’s management’s or employees’ attention may be diverted from other important matters; (4) the effect of limitations that the Merger Agreement places on the company’s ability to operate its business, return capital to shareholders or engage in alternative transactions; (5) the nature, cost and outcome of pending and future litigation and other legal proceedings, including proceedings related to the Merger and instituted against the company and others; (6) the risk that the Merger and related transactions may involve unexpected costs, liabilities or delays; (7) our ability to successfully commercialize our SurVeil DCB (including realization of the full potential benefits of our agreement with Abbott), Sundance™ DCB, and other proprietary products; (8) our reliance on third parties (including our customers and licensees) and their failure to successfully develop, obtain regulatory approval for, market, and sell products incorporating our technologies; (9) possible adverse market conditions and possible adverse impacts on our cash flows; (10) our ability to successfully and profitably produce and commercialize our vascular intervention products; (11) supply chain constraints; (12) whether our operating expenses are effective in generating profitable revenues; (13) the factors identified under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended September 30, 2024 and subsequent SEC filings. These reports are available in the Investors section of our website at https://surmodics.gcs-web.com and at the SEC website at www.sec.gov. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them in light of new information or future events.

Use of Non-GAAP Financial Information

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles, or GAAP, Surmodics is reporting non-GAAP financial results including total revenue excluding SurVeil DCB license fee revenue, Medical Device revenue excluding SurVeil DCB license fee revenue, EBITDA and Adjusted EBITDA, non-GAAP operating income (loss), non-GAAP operating income (loss) percentage, non-GAAP income (loss) before income taxes, non-GAAP net (loss) income, and non-GAAP (loss) income per diluted share. We believe that these non-GAAP measures, when read in conjunction with the company’s GAAP financial statements, provide meaningful insight into our operating performance excluding certain event-specific matters, and provide an alternative perspective of our results of operations. We use non-GAAP measures, including those set forth in this release, to assess our operating performance and to determine payouts under our executive compensation programs. We believe that presentation of certain non-GAAP measures allows investors to review our results of operations from the same perspective as management and our board of directors and facilitates comparisons of our current results of operations. The method we use to produce non-GAAP results is not in accordance with GAAP and may differ from the methods used by other companies. Non-GAAP results should not be regarded as a substitute for corresponding GAAP measures but instead should be utilized as a supplemental measure of operating performance in evaluating our business. Non-GAAP measures do have limitations in that they do not reflect certain items that may have a material impact on our reported financial results. As such, these non-GAAP measures should be viewed in conjunction with both our financial statements prepared in accordance with GAAP and the reconciliation of the supplemental non-GAAP financial measures to the comparable GAAP results provided for the specific periods presented, which are attached to this release.

Surmodics First Quarter Fiscal 2025 Results

Surmodics, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(in thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,
	2024	2023
Revenue:
Product sales	$16,548	$18,827
Royalties and license fees	10,634	9,179
Research, development and other	2,740	2,546
Total revenue	29,922	30,552
Operating costs and expenses:
Product costs	7,425	8,803
Research and development	8,941	8,664
Selling, general and administrative	15,174	12,537
Acquired intangible asset amortization	863	870
Total operating costs and expenses	32,403	30,874
Operating (loss) income	(2,481)	(322)
Other expense, net	(463)	(402)
(Loss) income before income taxes	(2,944)	(724)
Income tax expense	(707)	(62)
Net (loss) income	$(3,651)	$(786)

Basic net (loss) income per share	$(0.26)	$(0.06)
Diluted net (loss) income per share	$(0.26)	$(0.06)

Weighted average number of shares outstanding:
Basic	14,231	14,102
Diluted	14,231	14,102

Surmodics First Quarter Fiscal 2025 Results

Surmodics, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)

	December 31,	September 30,
	2024	2024
Assets	(Unaudited)	(See Note)
Current Assets:
Cash and cash equivalents	$30,145	$36,115
Available-for-sale securities	—	3,997
Accounts receivable, net	12,559	13,292
Contract assets	9,879	9,872
Inventories	15,261	15,168
Prepaids and other	4,005	2,860
Total Current Assets	71,849	81,304
Property and equipment, net	23,805	24,956
Intangible assets, net	21,271	23,569
Goodwill	42,408	44,640
Other assets	4,407	4,093
Total Assets	$163,740	$178,562
Liabilities and Stockholders’ Equity
Current Liabilities:
Deferred revenue	266	1,619
Income tax payable	—	1,244
Other current liabilities	12,919	17,680
Total Current Liabilities	13,185	20,543
Long-term debt, net	29,591	29,554
Deferred income taxes	1,595	1,785
Other long-term liabilities	7,600	7,783
Total Liabilities	51,971	59,665
Total Stockholders’ Equity	111,769	118,897
Total Liabilities and Stockholders’ Equity	$163,740	$178,562

Note: Derived from audited financial statements as of the date indicated.

Surmodics First Quarter Fiscal 2025 Results

Surmodics, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in thousands)

(Unaudited)

	Three Months Ended December 31,
	2024	2023
Operating Activities:
Net loss	$(3,651)	$(786)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,083	2,333
Stock-based compensation	1,743	1,968
Deferred taxes	(68)	(97)
Other	365	142
Change in operating assets and liabilities:
Accounts receivable and contract assets	435	(3,430)
Inventories	(93)	401
Prepaids and other	(515)	(788)
Accounts payable	(216)	(428)
Accrued liabilities	(7,362)	(7,084)
Income taxes	738	99
Deferred revenue	(1,353)	(1,122)
Net cash (used in) provided by operating activities	(7,894)	(8,792)
Investing Activities:
Purchases of property and equipment	(302)	(720)
Purchases of available-for-sale securities	—	(9,750)
Maturities of available-for-sale securities	4,000	2,000
Net cash (used in) provided by investing activities	3,698	(8,470)
Financing Activities:
Issuance of common stock	105	39
Payments for taxes related to net share settlement of equity awards	(1,308)	(1,088)
Net cash (used in) provided by financing activities	(1,203)	(1,049)
Effect of exchange rate changes on cash and cash equivalents	(571)	247
Net change in cash and cash equivalents	(5,970)	(18,064)
Cash and Cash Equivalents:
Beginning of period	36,115	41,419
End of period	$30,145	$23,355

Surmodics First Quarter Fiscal 2025 Results

Surmodics, Inc. and Subsidiaries
Supplemental Revenue Information
(in thousands)

(Unaudited)

	Three Months Ended December 31,		Increase (Decrease)
	2024	2023	$	%
Medical Device Revenue
Product sales	$10,116	$11,950	$(1,834)	(15)%
Royalties & license fees – performance coatings	9,383	8,208	1,175	14%
License fees – SurVeil DCB(1)	1,251	971	280	29%
R&D and other	2,531	2,416	115	5%
Medical Device revenue	23,281	23,545	(264)	(1)%

In Vitro Diagnostics Revenue
Product sales	6,432	6,877	(445)	(6)%
R&D and other	209	130	79	61%
In Vitro Diagnostics revenue	6,641	7,007	(366)	(5)%
Total Revenue	$29,922	$30,552	$(630)	(2)%

Medical Device Revenue, excluding SurVeil DCB license fees(1)	$22,030	$22,574	$(544)	(2)%
Total Revenue, excluding SurVeil DCB license fees(1)	$28,671	$29,581	$(910)	(3)%

Surmodics First Quarter Fiscal 2025 Results

Surmodics, Inc. and Subsidiaries
Supplemental Segment Information
(in thousands)

(Unaudited)

	Three Months Ended December 31,		Increase (Decrease)
	2024	2023	$
Operating (Loss) Income:
Medical Device	$161	$(224)	$385
In Vitro Diagnostics	2,922	3,124	(202)
Total segment operating income	3,083	2,900	183
Corporate	(5,564)	(3,222)	(2,342)
Total Operating (Loss) Income	$(2,481)	$(322)	$(2,159)

Surmodics First Quarter Fiscal 2025 Results

Surmodics, Inc. and Subsidiaries
GAAP to Non-GAAP Reconciliation: EBITDA and Adjusted EBITDA
(in thousands)

(Unaudited)

	Three Months Ended December 31,		Increase (Decrease)
	2024	2023	$
Net loss	$(3,651)	$(786)	$(2,865)
Income tax expense	707	62	645
Depreciation and amortization	2,083	2,333	(250)
Interest expense, net	882	896	(14)
Investment income, net	(387)	(539)	152
EBITDA	(366)	1,966	(2,332)

Adjustments:
Stock-based compensation expense	1,743	1,968	(225)
Merger-related charges(5)	2,264	—	2,264
Adjusted EBITDA	$3,641	$3,934	$(293)

Surmodics First Quarter Fiscal 2025 Results

Surmodics, Inc. and Subsidiaries

GAAP to Non-GAAP Reconciliation: Net (Loss) Income and Diluted EPS

(in thousands, except per share data)

(Unaudited)

	Three Months Ended December 31, 2024
	Operating (Loss) Income		Loss Before Income Taxes	Net Loss(7)	Diluted EPS
GAAP	$(2,481)	(8.3)%	$(2,944)	$(3,651)	$(0.26)
Adjustments:
Amortization of acquired intangible assets(6)	863	2.9%	863	799	0.06
Merger-related charges(5)	2,264	7.6%	2,264	2,264	0.16
Non-GAAP	$646	2.2%	$183	$(588)	$(0.04)
Diluted weighted average shares outstanding(8)					14,231

	Three Months Ended December 31, 2023
	Operating Income		Income Before Income Taxes	Net Loss(7)	Diluted EPS
GAAP	$(322)	(1.1)%	$(724)	$(786)	$(0.06)
Adjustments:
Amortization of acquired intangible assets(6)	870	2.9%	870	805	0.06
Non-GAAP	$548	1.8%	$146	$19	$-
Diluted weighted average shares outstanding(8)					14,102

Surmodics First Quarter Fiscal 2025 Results

(1)
SurVeil DCB license fee revenue represents revenue recognition on milestone payments received under the company’s Development and Distribution Agreement with Abbott (“Abbott Agreement”). For further details, refer to Supplemental Revenue Information.
(2)
For the calculation of Adjusted EBITDA, refer to GAAP to Non-GAAP Reconciliation: EBITDA and Adjusted EBITDA.
(3)
Product gross profit equals product sales less product costs, as reported on the condensed consolidated statements of operations. Product gross margin equals product gross profit as a percentage of product sales.
(4)
For the calculation of Non-GAAP net (loss) income and Non-GAAP (loss) income per diluted share (also referred to as Non-GAAP diluted EPS), refer to GAAP to Non-GAAP Reconciliation: Net (Loss) Income and Diluted EPS.
(5)
Merger-related charges consisted of expenses specifically associated with the proposed acquisition of Surmodics by GTCR, which were reported in selling, general and administrative expense on the condensed consolidated statements of operations. Merger-related charges were not tax deductible.
(6)
Represents amortization of business acquisition-related intangible assets and associated tax impact. A significant portion of the business acquisition-related amortization is not tax deductible.
(7)
Net (loss) income includes the effect of GAAP to Non-GAAP adjustments on income tax expense, taking into account deferred taxes net of valuation allowances, as well as non-deductible items. Income tax impacts were estimated using the applicable statutory rate (21% in the U.S. and 12.5% in Ireland).
(8)
Diluted weighted average shares outstanding used in the calculation of EPS was the same for GAAP EPS and Non-GAAP EPS for the three months ended December 31, 2024 and 2023.

Surmodics Investor Inquiries

Jack Powell, Investor Relations

ir@surmodics.com